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                                                                    Exhibit 23.1

                        Consent of Independent Auditors
                        -------------------------------

We consent to the reference to our firm under the caption "Experts" in Post-Effective Amendment No. 1 to the Registration Statement (Form S-3 No. 333-52696) and related Prospectus of Medarex, Inc. dated June 19, 2001 and to the incorporation by reference therein of our report dated February 21, 2001, with respect to the consolidated financial statements of Medarex, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000 filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP

MetroPark, New Jersey
June 19, 2001